FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                  June 12, 1996




                                   FOHP, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     New Jersey                      0-25944                     22-3314813
     ----------                      -------                     ----------
  (State or other                  (Commission                 (IRS Employer
   jurisdiction                    File Number)               Identification
  of incorporation)                                              Number)


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (908)842-5000

          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5. Other Events.

     New Jersey Departments of Insurance and Health Approval of Plan of Action Submitted by FOHP-NJ to Address Potential Deficiency in Statutory Net Worth.

     First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a wholly-owned subsidiary of FOHP, Inc. ("FOHP" or the "Company") which operates as a health maintenance organization ("HMO") in the State of New Jersey, is required by the New Jersey Department of Insurance ("DOI") to maintain a minimum statutory net worth. In addition, if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the DOI a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, FOHP learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ addressed this potential deficiency by submitting in April, 1996 a plan of action to the DOI which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency. The plan of action also outlined the actions to be taken by FOHP and FOHP-NJ to ensure that FOHP-NJ remained in compliance with applicable statutory net worth requirements in 1996.

     The plan of action submitted by FOHP-NJ provides that in the event that either the DOI or the New Jersey Department of Health ("DOH") requires that FOHP-NJ obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ as an HMO licensed in New Jersey, FOHP will contribute such capital to FOHP-NJ. To assure that FOHP has sufficient capital to contribute to FOHP-NJ in the event that FOHP-NJ is required to obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to it, certain officers, directors, and shareholders of FOHP either (i) arranged for the issuance of letters of credit by various banks, against which FOHP may draw if required to fund the payment of its obligations to FOHP-NJ so as to allow FOHP-NJ to remain in compliance with the statutory net worth and other capital requirements applicable to it, or (ii) guaranteed a portion of FOHP's capital obligation to FOHP-NJ. In addition, pursuant to the plan of action, FOHP effected several operational changes in order to increase capital in 1996. The operational changes made by FOHP included (a) the implementation of a program to generate increased operating profits by requiring certain acute care institutional shareholders which had not met their enrollment commitments to meet such commitments if they want to remain shareholders of FOHP and providers in the FOHP-NJ provider network, (b) the


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implementation of a hiring freeze and suspension of bonus payments and the use of consultants in order to control FOHP's administrative costs, and (c) the implementation of a modified provider reimbursement schedule which became effective on April 1, 1996, for purposes of reducing medical costs.

     On June 12, 1996, the DOI and DOH approved FOHP-NJ's plan of action subject to certain reporting and other conditions. Such conditions include: (i) the submission of a monthly report to the DOI which is to contain a comparison of actual results for the month just ended to the budgeted results for such month;
(ii) the administrative expense saving measures specified in the plan of action, including the hiring freeze and the suspension of bonuses and consultant use, shall not be discontinued or modified unless the DOI has received written notice of any such proposed discontinuance or modification and has not objected to the proposed discontinuance or modification within five (5) days of receiving such notice; (iii) the submission to the DOI of the minutes of any FOHP or FOHP-NJ board meeting and the minutes of certain committee meetings within thirty (30) days of the date of any such meeting; (iv) neither FOHP nor FOHP-NJ shall enter into any joint venture, acquisition, merger, intercompany related party transaction, or other material transaction (defined as one half of one percent or greater of net admitted assets as of the prior year) without the prior written approval of the DOI; (v) neither FOHP nor FOHP-NJ shall declare or apply any dividends or bonuses or make any distributions other than in the ordinary course of business without the prior written approval of the DOI; (vi) any proceeds from the sale of FOHP stock to New Jersey providers must first be used to pay the payable from FOHP to FOHP-NJ; (vii) a claim reserve lag study shall be provided to the DOI on a quarterly basis in a format prescribed by the DOI;
(viii) prior written approval of the Commissioner of the DOI must be obtained before either FOHP or FOHP-NJ makes any expenditure related to activities in jurisdictions other than New Jersey; and (ix) on or before October 1, 1996, at least one-third of the directors of FOHP and of FOHP-NJ and at least one-third of the members of each committee of the Boards of Directors of FOHP and FOHP-NJ shall be persons who are not affiliated with FOHP or FOHP-NJ or any subsidiaries thereof and who do not have any contractual relationship with FOHP or FOHP-NJ or any subsidiaries thereof, including any health care provider in the FOHP-NJ provider network. The aforementioned conditions are to continue until the DOI and DOH issue a written determination that (a) FOHP-NJ has had two (2) consecutive quarters with a net gain from operations in each quarter of at least $2 million, (b) FOHP-NJ surplus equals or exceeds 125% of its minimum net worth requirement for the same two consecutive quarters, and (c) the payable from FOHP to FOHP-NJ has been paid in full. The Company intends to comply with each of the conditions established by the DOI and DOH. In addition, the Board of Directors of FOHP is currently reviewing various changes to FOHP's governance structure which the Company believes will address the condition set forth in Subsection
(ix) above.

Replacement of President and Chief Executive Officer of FOHP

     On June 26, 1996, John W. Rohfritch was appointed the acting President and Chief Executive Officer of FOHP, and acting President and Chief Executive Officer of FOHP-NJ.


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Prior to being appointed to such positions, Mr. Rohfritch served as President of
First Option Health Plan of New York, Inc., a wholly-owned subsidiary of FOHP which was formed to operate as an HMO in the State of New York. Mr. Rohfritch replaced John L. Adessa, who is no longer with FOHP or FOHP-NJ. Pursuant to an employment agreement among FOHP, FOHP-NJ and Mr. Adessa, Mr. Adessa will receive a severance payment of approximately $700,000. The severance payment will be made by FOHP as soon as such payment is permitted by the DOI.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOHP, Inc.
                                  (Registrant)




                               By: /s/ DONALD PARISI
                                   ------------------------------------
                                   Donald Parisi
                                   Senior Vice President, Legal Affairs
                                   and General Counsel

Date:  July 12, 1996